       SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 28, 2006

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100

Downers Grove, Illinois 60515

(Address, including zip code, of principal executive offices)

(630) 271-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 28, 2006, the Company’s subsidiary, Comtrak Logistics, Inc., completed the previously announced acquisition of substantially all of the assets of Comtrak, Inc. of Memphis, Tennessee. The acquired assets were used by Comtrak, Inc. to operate its transportation services business, including rail and international drayage for the intermodal sector, full truckload transportation, container storage, yard management, truck brokerage and other logistics services. The acquired assets include, among other things, tractors, trailers, rights under equipment and real property leases, office equipment and furniture, customer and vendor contracts, agreements with owner-operators, and intellectual property.

The Company paid the $38.0 million purchase price plus a working capital adjustment of $1.9 million from available cash. In addition, there is an earn-out for the remainder of 2006 and all of 2007 which is contingent on earnings during those periods and which will not exceed $10.0 million in total.

A copy of a press release issued by the Company regarding the acquisition is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable.
(b) Not Applicable.
(c) A list of exhibits filed herewith is contained on the Exhibit
Index which immediately precedes such exhibits and is
incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: March 3, 2006	/s/ Terri Pizzuto
By: Terri Pizzuto
Title: VP Finance

EXHIBIT INDEX

Exhibit No.

99.1	Press release, issued on March 1, 2006, announcing Hub Group, Inc. has completed the previously announced acquisition of substantially all of the assets of Comtrak, Inc.